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                                                                    Exhibit 14.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Combined Prospectus and Proxy Statement and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 (the "Registration Statement") of our reports dated November 6, 2001, relating to the financial statements and financial highlights appearing in the September 30, 2001 Annual Reports to Shareholders of Stein Roe Capital Opportunities Fund, and our reports dated November 9, 2001, relating to the financial statements and financial highlights appearing in the September 30, 2001 Annual Reports to Shareholders of Liberty Midcap Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Statements of Additional Information of Stein Roe Capital Opportunities Fund and Liberty Midcap Growth Fund dated February 1, 2002, all of which have also been incorporated by reference into the Registration Statement.





PricewaterhouseCoopers LLP
Boston, Massachusetts
August 21, 2002